UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2021

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT 06807

(Address of Principal Executive Offices) (Zip Code)

(855) 398-0433

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSE CSSEP	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2021, Chicken Soup for the Soul Entertainment, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC as representative (“Guggenheim” or the “Representative”) of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering of shares of the Company’s Class A common stock (the “Offering”). Subject to the terms of the Underwriting Agreement, the Underwriters committed to purchase an aggregate of 1,875,000 shares of the Company’s Class A common stock (the “Firm Shares”). In addition, the Company granted the underwriters a 30-day option to purchase up to 281,250 additional shares of its Class A common stock (the “Option Shares”).

The Company expects to receive net proceeds of approximately $70,260,000 from the sale of the Firm Shares, after the deduction of underwriter discounts and commissions and approximately $240,000 of estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

Gross proceeds to the Company from the sale of shares of Class A common stock in the Offering are expected to be $75,000,000, or $86,250,000 if the over-allotment option is exercised in full. After deducting underwriting discounts and estimated expenses payable by the Company associated with the Offering, the net proceeds to the Company are expected to be approximately $70,260,000, or $80,835,000 if the over-allotment option is exercised in full.

The Offering is made pursuant to a prospectus supplement dated July 1, 2021 and an accompanying base prospectus, which are part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-257057), which was declared effective on June 24, 2021. The Offering is expected to close on or about July 7, 2021, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. The agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 8.01.	Other Events.

On July 1, 2021, the Company issued a press release announcing the launch of the Offering and on July 2, 2021, the Company issued a press release announcing that it had signed the Underwriting Agreement. The press releases are attached to this Current Report as Exhibits 99.1 and 99.2, respectively.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

1.1	Underwriting Agreement.

5.1	Opinion of Graubard Miller.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1)

99.1	Press release dated July 1, 2021.

99.2	Press release dated July 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2021

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

By:	/s/ William J. Rouhana, Jr.
	Name:	William J. Rouhana, Jr.
	Title:	Chairman and Chief Executive Officer

4